Exhibit 3.1

FORM OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

RALLIANT CORPORATION
(a Delaware corporation)

Ralliant Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.            The present name of the Corporation is Ralliant Corporation. The Corporation was originally incorporated under the name “NPTG Holdings Corporation” by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 26, 2024. Certificates of Amendment to the original Certificate of Incorporation were filed with the office of the Secretary of State of the State of Delaware on January 29, 2025 and January 30, 2025 changing the name of the Corporation from “NPTG Holdings Corporation” to “Ralliant Corporation” (the Certificate of Incorporation, as amended, the “Certificate of Incorporation”).

2.            This Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of [12:01 AM], Eastern Time, on [•], 2025.

3.            The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.01            Name. The name of the Corporation is Ralliant Corporation.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01            Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01            Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.01            Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [•], consisting of: (i) [•] shares of common stock, par value $0.01 per share (the “Common Stock”); and (ii) [•] shares of preferred stock, with no par value (the “Preferred Stock”).

Section 4.02            Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a)            Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b)            Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c)            Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(d)            Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock.

(e)            No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Section 4.03            Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a)            the designation of the series, which may be by distinguishing number, letter or title;

(b)            the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

(c)            the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d)            the redemption rights and price or prices, if any, for shares of the series;

(e)            the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f)            the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)            whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h)            restrictions on the issuance of shares of the same series or any other class or series;

(i)            the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j)            any other powers, preferences and relative participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01            Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02            Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 5.03            Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) or greater than fifteen (15) directors, the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) or greater than fifteen (15)).

Section 5.04            Classification; Terms of Office. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board.

The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The term of the initial Class I directors shall terminate on the date of the annual meeting of stockholders to be held in 2026; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2027; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2028. Directors of each class shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or upon such director’s earlier death, resignation or removal. At the 2026 annual meeting of stockholders, the Class I directors shall be elected for a three-year term of office to expire at the 2029 annual meeting and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal. At the 2027 annual meeting of stockholders, the Class II directors shall be elected for a two-year term of office to expire at the 2029 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal. At the 2028 annual meeting of stockholders, the Class III directors shall be elected for a one-year term of office to expire at the 2029 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal. Commencing at the 2029 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term of office to expire at the next succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal. Pursuant to such procedures, effective as of and from the 2029 annual meeting of stockholders (the “Declassification Time”), the Board will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. Prior to the Declassification Time, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Section 5.05            Vacancies; Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director or other cause, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

A director appointed to fill a vacancy on the Board shall hold office (i) until the Declassification Time, until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal and (ii) after the Declassification Time, until such director’s successor has been duly elected and qualified or the earlier of such director’s death, resignation or removal. Except as otherwise required by applicable law and subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to any directors elected by the holders of such series, any director or the entire Board may be removed from office at any time (a) until the Declassification Time, only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors and (b) after the Declassification Time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

Section 5.06            Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.07            Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 6.01            Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02            Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action in lieu of a meeting is hereby specifically denied.

Section 6.03            Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board, (iii) the Chief Executive Officer of the Corporation, or (iv) as of and from the Declassification Time, the holders of record who “own” (as such term is defined in Section 2.03 of Article II of the Bylaws of the Corporation) at least twenty-five percent (25%) of the outstanding shares of Common Stock and who have complied in full with the requirements set forth in the Bylaws of the Corporation. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE VII

LIMITATION ON LIABILITY;
INDEMNIFICATION

Section 7.01            Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director or Officer (as defined below) of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of (a) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, (d) a director or Officer for any transaction from which the director derived an improper personal benefit, or (e) an Officer in any action by or in the right of the Corporation; provided that if the DGCL shall be amended or modified to provide for exculpation for any director or Officer in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (e), then such directors or Officers shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 7.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or Officer of the Corporation existing at the time of such amendment, repeal or modification with respect to acts or omissions of such director or Officer occurring prior to such amendment, modification or repeal. All references in this Section 7.01 to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

Section 7.02            Indemnification. The Corporation shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 7.02.

The right of indemnification provided in this Section 7.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statute, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 7.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

FORUM SELECTION

Section 8.01            Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision does not apply to claims arising under the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.01 of Article VIII. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the foregoing provisions.

ARTICLE IX

AMENDMENT

Section 9.01            Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Amended and Restated Certification of Incorporation or the Bylaws of the Corporation to the contrary, and notwithstanding that a lesser percentage or separate class vote may be specified by applicable law or otherwise, until the Declassification Time, no provision of Article V, Article VI, Article VII and this Article IX may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation, any Preferred Stock Certificate of Designation or otherwise required by law, an amendment, alteration or repeal of Article V, Article VI, Article VII and this Article IX is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote required by law or otherwise, the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.

Section 9.02            Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, any amendment, repeal or adoption of any provision of the Bylaws of the Corporation shall require (a) until the Declassification Time, the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class and (b) from and after the Declassification Time, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of this [•] day of [•] 2025.

RALLIANT CORPORATION

By:
Name:
Title: